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                                                                   EXHIBIT 10.34

                   FIRST AMENDMENT TO COMPENSATION TERM SHEET


         This First Amendment to the Compensation Term Sheet dated as of October 15, 2001 between James L. Payne ("Payne") and Nuevo Energy Company (the "Company") is effective as of September 11, 2002.

         WHEREAS, the Board of Directors of the Company has determined, in the good-faith exercise of its reasonable business judgment, that it is advisable and in the best interest of the Company to amend the Compensation Term Sheet ("Employment Agreement"), to allow for cash compensation to be paid to Payne so that Payne has the opportunity to make a valid "Tax-Deferred Contribution" under the Company's Retirement Plan.

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         Effective September 11, 2002, the Employment Agreement shall be amended to provide that during each calendar year, beginning in 2002, Payne shall have the right to elect to receive an amount in cash, as compensation for the performance of his duties under the Employment Agreement, as set forth below:

                                    2002 ............ $12,000
                                    2003 ............ $14,000
                                    2004 ............ $16,000
                                    2005 ............ $18,000
                                    2006 ............ $20,000,

and, beginning in the calendar year 2007, Payne shall have the right to elect to receive an amount in cash, as compensation for the performance of his duties under the Employment Agreement, equal to the sum of (i) the maximum amount which an employee can defer annually into the Retirement Plan under Section 402(g) of the Internal Revenue Code of 1986, as amended ("Code") and (ii) the maximum "Catch-Up Contribution" an employee can defer into the Retirement Plan under
Section 414(v) of the Code, provided that upon Payne electing to receive cash as set forth herein, the amount of Company common stock to be received by Payne on the next delivery date as set forth in the Employment Agreement shall be reduced by a number of shares equal to (z) the amount of cash elected to be received by Payne, divided by (y) the fair market value of a share of Company common stock on such delivery date, rounded up to the nearest whole share.

         All other terms and conditions contained in the Employment Agreement shall remain in full force and effect.

         Acknowledged and agreed to as of September 11, 2002.


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James L. Payne                                       Nuevo Energy Company